                                  EXHIBIT 23
                                  ----------

                      Consent of Independent Accountants

                                                                  EXHIBIT 23




                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Conectiv on Form S-3 (File Nos. 333-72251 and 333-44219) and Form S-8 (File No. 333-50063), of our report dated February 5, 1999, on our audit of the consolidated financial statements and the financial statement schedule of Atlantic City Electric Company as of December 31, 1998 and for the year ended December 31, 1998, which report is included in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 26, 1999

                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Conectiv on Form S-3 (File Nos. 333-72251 and 333-44219) and Form S-8 (File No. 333-50063), of our report dated February 2, 1998 (March 1, 1998 as to Note 4 to the Financial Statements), appearing in this Annual Report on Form 10-K of Atlantic City Electric Company for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Parsippany, New Jersey
March 26, 1999




                                      -2-